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                                                                   EXHIBIT 10.44


                          AMYLIN PHARMACEUTICALS, INC.
                           CHANGE IN CONTROL EMPLOYEE
                             SEVERANCE BENEFIT PLAN


SECTION 1. INTRODUCTION

        The Amylin Pharmaceuticals, Inc. Change in Control Employee Severance Benefit Plan (the "Plan") is designed to provide separation pay and benefits to eligible terminating employees. This document constitutes the written instrument under which the Plan is maintained and supersedes any prior plan or practice of the Company that provides for the payment of severance benefits to eligible employees in the form of cash and non-equity related benefits. The Plan was approved by the Compensation Committee of the Board of Directors of the Company effective February 8, 2001.

DEFINITIONS

        For purposes of this Plan, the following terms shall have the meanings set forth below:

        (a) "AFFILIATE" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other then the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (b)    "BOARD" means the Board of Directors of the Company.

        (c) "CAUSE" means, with respect to a Covered Employee, that, in the reasonable determination of the Company, such Covered Employee has (i) been convicted of or pleaded guilty or nolo contendere to a felony or any crime involving moral turpitude or dishonesty; (ii) participated in a fraud or act of dishonesty against the Company; (iii) willfully and materially breached a Company policy; (iv) intentionally damaged the Company's property; (v) willfully and materially breached such Covered Employee's Proprietary Information and Inventions Agreement with the Company; (vi) engaged in conduct that, in the reasonable determination of the Company, demonstrates gross unfitness to serve; or (vii) repeatedly failed to satisfactorily perform job duties to which such Covered Employee previously agreed in writing. The conduct described under clauses (iii), (vi) and (vii) above will only constitute Cause if such conduct is not cured within 90 days after the Covered Employee's receipt of written notice from the Company or the Board specifying the particulars of the conduct that may constitute Cause.

        (d)    "CHANGE IN CONTROL" means the occurrence of any of the following:

               (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended from time to time, and any successor statute (the "Exchange Act") (other than the Company, a subsidiary, an affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the


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Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

               (ii) there is consummated a sale or other disposition of all or substantially of assets of the Company (other than a sale to an entity where at least 50% of the combined voting power of the voting securities of such entity are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale);

               (iii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such transaction, the stockholders immediately prior to the consummation of such transaction do not own, directly or indirectly, outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such transaction or more than 50% of the combined outstanding voting power of the parent of the surviving entity in such transaction.

        (e) "COMPANY" means Amylin Pharmaceuticals, Inc., a Delaware corporation and its Affiliates, or following a Change in Control, the surviving entity resulting from such transaction.

        (f) "CONSTRUCTIVE TERMINATION" means, with respect to a Covered Employee, that such Covered Employee voluntarily terminates his or her employment with the Company after any of the following are undertaken without Cause and without such Covered Employee's express written consent:

               (i) a reduction by the Company in such Covered Employee's annual base salary as in effect during the last regularly scheduled payroll period immediately prior to the effective date of the Change in Control (or as increased thereafter), unless such reduction is made pursuant to an across-the-board reduction of the base salaries of all similarly situated Covered Employee's of no more than ten percent (10%);

               (ii) such Covered Employee's relocation, or the relocation of the Company's principal executive offices if such Covered Employee's principal office is at such offices, to a location more than fifty (50) miles from the location at which such Covered Employee was performing his or her duties immediately prior to the effective date of the Change in Control, except for required travel on the Company's business to an extent substantially consistent with such Covered Employee's business travel obligations immediately prior to the effective date of the Change in Control;

               (iii) such Covered Employee's assignment of any duties or responsibilities that results in a material diminution in such Covered Employee's authority, duties or responsibilities as in effect immediately prior to the Change in Control;

               (iv) a material breach by the Company of any provision of this Plan or any enforceable written agreement between such Covered Employee and the Company; or


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               (v)    any failure by the Company to obtain the assumption of
this Plan by any successor or assign of the Company.

        (g) "COVERED EMPLOYEE" means a person eligible to participate in the Plan as provided in Section 3 herein.

        (h) "INVOLUNTARY TERMINATION WITHOUT CAUSE" means with respect to a Covered Employee such Covered Employee's dismissal or discharge by the Company for a reason other than for Cause. The termination of a Covered Employee's employment will not be deemed to be an "Involuntary Termination Without Cause" if such Covered Employee's termination occurs as a result of such Covered Employee's death or disability.

SECTION 3. ELIGIBILITY AND PARTICIPATION

        A person is eligible to participate in the Plan if (i) such person is an employee of the Company or an Affiliate with the title of Vice-President or higher; (ii) such person has not entered into an individual severance benefit or change in control agreement with the Company (excluding any plan or arrangement, or any portion thereof, relating to equity compensation); (iii) the Board has designated such person as eligible to participate in this Plan; and (iv) such person's employment with the Company terminates due to an Involuntary Termination Without Cause or a Constructive Termination, in either case within 90 days prior to or thirteen (13) months following the effective date of a Change in Control.

SECTION 4. BENEFITS

        Each Covered Employee is eligible to receive the following benefits; provided that, if a Covered Employee's receipt of such potential benefits would cause a contemplated Change in Control transaction that would otherwise be eligible to be accounted for as a "pooling-of-interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles as determined by the Accountants prior to the Change in Control, and such accounting treatment was desired by the Company, then such Covered Employee shall not be eligible to receive such benefits.

        (b) SALARY CONTINUATION. The Company shall continue the base salary of each Covered Employee, as in effect on the date of the Constructive Termination or Involuntary Termination Without Cause, as the case may be, for a period of eighteen (18) months (twenty-four (24) months if such Covered Employee is the Chief Executive Officer or President of the Company). Such amount shall be paid to each such Covered Employee in regular installments on the normal payroll dates of the Company or over a shorter period, as determined by the Company. Any salary continuation payments that such Covered Employee receive shall be subject to all required tax withholding.

        (c) BONUS PAYMENT. The Company shall pay to each Covered Employee a cash bonus in an amount that would have been paid to such Covered Employee as a bonus payment if the Company had achieved the goals established in the Company's Cash Bonus Plan then in effect for the year in which such termination occurs, and assuming that such Covered Employee's performance rating for that year entitled such Covered Employee to one hundred percent (100%) of the target bonus established under such Cash Bonus Plan, plus any earned but


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unpaid Cash Bonus for a preceding period. Any such bonus payment pursuant to this Section 4(b) shall be in a single lump sum to be paid on the date of such Constructive Termination or Involuntary Termination Without Cause, as the case may be. Any bonus payments that such Covered Employee receive shall be subject to all required tax withholding.

        (d) RELEASE. To receive benefits under this Plan, a Covered Employee or his or her representative must execute a release of claims in favor of the Company, in the form attached to this Plan as Exhibit A or Exhibit B, as appropriate, and such release must become effective in accordance with its terms.

        (e) TERMINATION OF BENEFITS. With respect to each Covered Employee, benefits under this Plan shall terminate immediately if such Covered Employee, at any time, violates any proprietary information, confidentiality or non-solicitation obligation to the Company.

        (f) NON-DUPLICATION OF BENEFITS. No Covered Employee is eligible to receive benefits under this Plan more than one time.

SECTION 5. PARACHUTE PAYMENTS

        In the event that the payments provided herein and benefits otherwise payable to a Covered Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Code, or any comparable successor provisions, and
(ii) but for this Section 5 would be subject to the excise tax imposed by
Section 4999 of the Code, or any comparable successor provisions (the "Excise Tax"), then such Covered Employee's benefits hereunder shall be either:

               (i)    provided to such Covered Employee in full, or

               (ii) provided to such Covered Employee as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Covered Employee, on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and such Covered Employee otherwise agree in writing, any determination required under this Section 5 shall be made in writing in good faith by the Company's independent certified public accountants (the "Accountants"). In the event of a reduction of benefits hereunder, such Covered Employee shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code, and other applicable legal authority. The Company and such Covered Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 5. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5.


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        If, notwithstanding any reduction described in this Section 5, the IRS determines that such Covered Employee is liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then such Covered Employee shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that such Covered Employee challenges the final IRS determination, a final judicial determination, a portion of the payment equal to the "Repayment Amount." The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that such Covered Employee's net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in such Covered Employee's net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, such Covered Employee shall pay the Excise Tax.

        Notwithstanding any other provision of this Section 5, if (i) there is a reduction in the payment of benefits as described in this Section, (ii) the IRS later determines that such Covered Employee is liable for the Excise Tax, the payment of which would result in the maximization of such Covered Employee's net after-tax proceeds (calculated as if such Covered Employee's benefits had not previously been reduced), and (iii) such Covered Employee pays the Excise Tax, then the Company shall pay to such Covered Employee those benefits which were reduced pursuant to this Section 5 contemporaneously or as soon as administratively possible after such Covered Employee pays the Excise Tax so that such Covered Employee's net after-tax proceeds with respect to the payment of benefits is maximized.

               If a Covered Employee either (i) brings any action to enforce such Covered Employee's rights pursuant to this Section, or (ii) defends any legal challenge to such Covered Employee's rights hereunder, such Covered Employee shall be entitled to recover attorneys' fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that in the event such action is commenced by such Covered Employee, the court finds the claim was brought in good faith.

SECTION 6. ADMINISTRATION AND OPERATION OF THE PLAN

        The Company is the "Plan Sponsor" and the "Plan Administrator" of the Plan, as such terms are defined in the Employee Retirement Income Security Act of 1974 ("ERISA"). The Company, in its capacity as Plan Administrator of the Plan, is the named fiduciary that has the authority to control and manage the operation and administration of the Plan. The Company has the sole discretion to make such rules, regulations, interpretations of the Plan and computations and shall take such other action to administer the Plan as it may deem appropriate in its sole discretion. Such rules, regulations, interpretations, computations, and other actions shall be conclusive and binding upon all persons. The Company may engage the services of such persons or organizations to render advice or perform services with respect to its responsibilities under the Plan as it shall determine to be necessary or appropriate. Such persons or organizations may include (without limitation) actuaries, attorneys, accountants and consultants.


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        Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan. The responsibilities of the Company under the Plan shall be carried out on its behalf by its directors, officers, employees and agents, acting on behalf or in the name of the Company in their capacity as directors, officers, employees and agents and not as individual fiduciaries. The Company may delegate any of its fiduciary responsibilities under the Plan to another person or persons pursuant to a written instrument that specifies the fiduciary responsibilities so delegated to each such person.

SECTION 7. CLAIMS, INQUIRIES AND APPEALS

        (a) APPLICATIONS FOR BENEFITS AND INQUIRIES. Applications for benefits should be in writing, signed and submitted to: Plan Administrator, Change in Control Employee Severance Benefit Plan, Amylin Pharmaceuticals, Inc., 9373 Towne Centre Drive, Suite 250, San Diego, California 92121 or such other address as may be determined by the Company or its successor following notice to each Covered Employee at the address of the Covered Employee in the Company's personnel records.

        (b) DENIAL OF CLAIMS. If any application for benefits is denied in whole or in part, the Plan Administrator must notify each affected Covered Employee, in writing, of the denial of the application, and of each such Covered Employee's right to review the denial. The written notice of denial will be set forth in a manner designed to be understood, and will include specific reasons for the denial, specific references to the Plan provision upon which the denial is based, a description of any information or material that the Plan Administrator needs to complete the review and an explanation of the Plan's review procedure.

        This written notice will be given to each affected Covered Employee within thirty (30) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional thirty (30) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to such Covered Employee before the end of the initial 30-day period.

        This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application. If written notice of denial of the application for benefits is not furnished within the specified time, the application shall be deemed to be denied. Such Covered Employee will then be permitted to appeal the denial in accordance with the review procedure described below.

        (c) REQUEST FOR REVIEW. A Covered Employee (or such Covered Employee's authorized representative) may appeal a denied benefit claim by submitting a written request for a review to: Review Panel, Change in Control Employee Severance Benefit Plan, Amylin Pharmaceuticals, Inc., 9373 Towne Centre Drive, Suite 250, San Diego, California 92121. The Review Panel shall be comprised of two (2) or more persons to be appointed by the Company. Such Covered Employee's appeal must be submitted within sixty (60) days after the application is denied (or deemed denied). The Review Panel will give such Covered Employee (or such Covered Employee's representative) an opportunity to review pertinent documents in preparing a request for a review.


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        A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that a Covered Employee or such Covered Employee's representative feels are pertinent. The Review Panel may require such Covered Employee or such Covered Employee's representative to submit additional facts, documents or other material as it may find necessary or appropriate in making its review.

        (d) DECISION ON REVIEW. The Review Panel will act on each request for review within thirty (30) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional thirty
(30) days) for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished within the initial 30-day period. The Review Panel will give written notice of its decision to the applicant. In the event that the Review Panel confirms the denial of the application for benefits in whole or in part, the notice will outline the specific Plan provisions upon which the decision is based. If written notice of the Review Panel's decision is not given within the time prescribed above, the application will be deemed denied on review.

        (e) RULES AND PROCEDURES. The Plan Administrator and/or the Review Panel may establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out their responsibilities in reviewing benefit claims. If a Covered Employee wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits, such Covered Employee may be required to do so at his or her own expense.

        (f) EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan may be brought until (i) a written application for benefits has been submitted in accordance with the procedures described above, (ii) the person claiming benefits has been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator's failure to act on it within the time prescribed), (iii) a written request for a review of the application has been submitted in accordance with the appeal procedure described above and (iv) the person appealing the denial has been notified in writing that the Review Panel has denied the appeal (or the appeal is deemed to be denied due to the Review Panel's failure to take any action on the claim within the time prescribed).

SECTION 8. OTHER TERMINATIONS

        A Covered Employee is NOT eligible for benefits under this Plan if (i) such Covered Employee's employment terminates due to death, disability or any other reason other than an Involuntary Termination Without Cause or a Constructive Termination that occurs within 90 days prior to or within thirteen
(13) months following the effective date of a Change in Control; (ii) such Covered Employee is terminated within thirty (30) days of such Covered Employee's refusal to accept an offer of comparable employment by any successor to the Company or an Affiliate thereof (provided that "comparable employment" shall mean employment with base salary in an amount not violative of Section 2(f)(i) and at a business office whose location is not violative of Section 2(f)(ii)); or (iii) such Covered Employee is terminated following such Covered Employee's refusal to allow any successor to or Affiliate of the Company access to such Covered Employee's employment records or access to Company personnel regarding such


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Covered Employee's performance for the purpose of evaluating such Covered
Employee's qualifications for future employment.

SECTION 9. BASIS OF PAYMENTS TO AND FROM THE PLAN

        All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded and benefits hereunder shall be paid only from the general assets of the Company.

SECTION 10. AMENDMENT AND TERMINATION

        The Company reserves the right to amend or terminate this Plan at any time; provided, however, that this Plan may not be amended or terminated within 90 days prior to or at any time following the occurrence of a Change in Control but shall, in any event, terminate on February 7, 2004 if a Change in Control has not occurred before that date.

SECTION 11. NON-ALIENATION OF BENEFITS

        No Plan benefit may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or charged, and any attempt to do so will be void.

SECTION 12. SUCCESSORS AND ASSIGNS

        This Plan shall be binding upon any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person actively adopts or formally continues the Plan. Covered Employees, to the extent they are otherwise eligible for benefits under the Plan, are intended third party beneficiaries of this provision.

SECTION 13. LEGAL CONSTRUCTION

        This Plan shall be interpreted in accordance with ERISA and, to the extent not preempted by ERISA, with the laws of the State of California. This Plan constitutes both a plan document and a summary plan description for purposes of ERISA.

SECTION 14. OTHER PLAN INFORMATION

        EMPLOYER IDENTIFICATION NUMBER: 33-026609

        ENDING OF THE PLAN'S FISCAL YEAR: December 31.

        AGENT FOR THE SERVICE OF LEGAL PROCESS: The Plan's agent for service of legal process is: Joseph C. Cook, Jr., Chairman and Chief Executive Officer, Amylin Pharmaceuticals, Inc., 9373 Towne Centre Drive, San Diego, California 92121.


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SECTION 15. STATEMENT OF ERISA RIGHTS

        The terms "you" and "your" shall apply to each Covered Employee, as applicable. As a participant in this Plan (which is a welfare benefit plan sponsored by the Company) you are entitled to certain rights and protections under ERISA, including the right to:

        (a) Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports;

        (b) Obtain copies of all Plan documents and Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies; and

        (c) Receive a summary of the Plan's annual financial report, in the case of a plan which is required to file an annual financial report with the Department of Labor.

        In addition to creating rights for Plan participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

        No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

        Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

        If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefit Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.

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Exhibit A:  Release (Individual Termination)
Exhibit B:  Release (Group Termination)






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                                    EXHIBIT A

                                     RELEASE
                            (INDIVIDUAL TERMINATION)


        Certain capitalized terms used in this Release are defined in the Amylin Pharmaceuticals, Inc. Change in Control Employee Severance Benefit Plan (the "Plan") which I have reviewed.

        I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

        I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

        Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the federal Worker Adjustment and Retraining Notification Act of 1988; the California Fair Employment and Housing Act, as amended; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company's indemnification obligation pursuant to agreement or applicable law.

        I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Agreement


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for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me.

                                        [NAME OF EMPLOYEE]


Date: ______________________            ______________________________________





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                                    EXHIBIT B

                                     RELEASE
                               (GROUP TERMINATION)


        Certain capitalized terms used in this Release are defined in the Amylin Pharmaceuticals, Inc. Change in Control Employee Severance Benefit Plan (the "Plan") which I have reviewed.

        I hereby confirm my obligations under the Company's proprietary information and inventions agreement.

        I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

        Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of disputed compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the federal Worker Adjustment and Retraining Notification Act of 1988; the California Fair Employment and Housing Act, as amended; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company's indemnification obligation pursuant to agreement or applicable law.

        I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Agreement


                                       1.

for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have forty-five (45) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me; and (F) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of all employees in the same job classification or organizational unit who were not terminated.

                                        [NAME OF EMPLOYEE]


Date: _____________________             _____________________________________




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